UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014
Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 S. Beckham, Tyler, Texas		75701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (903) 531-7111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the terms of that certain Agreement and Plan of Merger, dated April 28, 2014 (the “Merger Agreement”), by and among Southside Bancshares, Inc., a Texas corporation (“Southside” or the “Company”), Omega Merger Sub, Inc., a wholly-owned subsidiary of Southside (“Omega Sub”), and OmniAmerican Bancorp, Inc., a Maryland corporation (“OmniAmerican”), on November 20, 2014, the board of directors of the Company (the “Board”) approved the expansion of the size of the Board by two to 15 members, and the appointment of S. Elaine Anderson and Patricia A. Callan to the Board (the “OmniAmerican Designees”), in each case to be effective as of the effective time of the merger of Merger Sub with and into OmniAmerican (the “First Merger”). The Company currently anticipates that the consummation of the First Merger will be effective in the fourth quarter of 2014. Each of the OmniAmerican Designees currently serves as a director of OmniAmerican and Ms. Anderson currently serves as the Chairman of the Board of OmniAmerican. The Board also approved, effective upon their appointment to the Board, the appointment of Ms. Anderson to the Board’s Audit Committee and the appointment of Ms. Callan to the Board’s Compensation Committee.

Ms. Anderson’s and Ms. Callan’s terms of office will expire at the Company’s 2015 annual meeting of shareholders. Compensatory arrangements for the two new directors will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. Such arrangements are described in the Company’s proxy statement for its 2014 annual meeting of shareholders filed on March 14, 2014, which disclosure is incorporated herein by reference.

Neither Ms. Anderson nor Ms. Callan has engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 20, 2014, the Board unanimously approved an amendment to the Company’s bylaws (the “Amended and Restated Bylaws”) to set the current number of directors at thirteen and to permit the number of directors to be increased or decreased by resolution of the Board (but not less than three or more than 20). The Company’s bylaws previously set the size of the Board at fourteen and provided that the number of directors could be increased or decreased solely by an amendment to the bylaws and did not set a maximum number of directors.

The Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Southside Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC.

	By:	/s/ Lee R. Gibson
Lee R. Gibson
Senior Executive Vice President and Chief Financial Officer
Date: November 24, 2014

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Southside Bancshares, Inc.